UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
December 2, 2020

EASTMAN CHEMICAL COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12626	62-1539359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Wilcox Drive
Kingsport	Tennessee	37662
(Address of Principal Executive Offices)		(Zip Code)
(423) 229-2000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EMN	New York Stock Exchange
1.50% Notes Due 2023	EMN23	New York Stock Exchange
1.875% Notes Due 2026	EMN26	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(e)    Compensatory Arrangements of Certain Officers

2021 Unit Performance Plan -- Corporate Performance Measures and Named Executive Officer Target Variable Pay Opportunities

On December 2, 2020 the Compensation and Management Development Committee (the “Compensation Committee”) of the Board of Directors of Eastman Chemical Company (the “Company”) approved the corporate performance measures, eligible employees (including the executive officers), and target variable pay opportunities for the 2021 Unit Performance Plan (the "UPP"). The UPP is filed as Exhibit 10.12 to the Company's Annual Report on Form 10-K for the year ended December 31, 2012 and is described in the Company's 2020 Annual Meeting Proxy Statement under “Executive Compensation - Compensation Discussion and Analysis - Elements of our Executive Compensation - Annual Cash Compensation - Base Salary and Incentive Pay - Annual Incentive Pay – Unit Performance Plan”.

For 2021, UPP corporate performance will be measured (i) 75% by GAAP earnings before interest and taxes, adjusted by the
Committee to exclude non-core and any unusual or non-recurring items (typically the same non-core and any unusual or non-recurring items as those excluded from earnings in the non-GAAP financial measures disclosed by the Company in its public financial results disclosures) (“adjusted EBIT”) and (ii) 25% by “free cash flow”, defined as GAAP cash provided by operating activities less net capital expenditures (typically GAAP cash used in additions to properties and equipment), subject to adjustment by the Committee for any unusual, non-core, or non-recurring cash source or uses distortive of free cash flow. The target 2021 adjusted EBIT and free cash flow and corresponding target UPP payout pool amount will be based on the Company's adjusted EBIT and free cash flow targets under the annual business plan for 2021 as approved by the Board of Directors. The Compensation Committee will approve the 2021 UPP cash payout pool amount in early 2022 based upon actual adjusted EBIT and free cash flow compared to the pre-set adjusted EBIT and free cash flow targets, subject to adjustment based on the Committee’s evaluation of overall business and financial conditions and corporate performance.

The portion of the UPP award pool allocated to the executive officers will be determined by aggregating their individual target variable pay amounts multiplied by a "performance factor" corresponding to the Committee’s evaluation of overall performance compared to pre-established organizational and personal performance objectives. For 2021, the target variable pay for performance that meets the pre-established objectives under the UPP (expressed as a percentage of annual base salary) for the principal executive officer, the principal financial officer, and the current other executive officers for whom executive compensation disclosure was provided in the Company's 2020 Annual Meeting Proxy Statement (the “named executive officers”) will be 150% for Chief Executive Officer Mark J. Costa, 100% for each of Senior Vice President and Chief Financial Officer William T. McLain, Jr., Executive Vice President, Additives & Functional Products and Chemical Intermediates Lucian Boldea, and Executive Vice President and Chief Commercial Officer Brad A. Lich, and 85% for Senior Vice President, Chief Technology & Sustainability Officer Stephen G. Crawford. The Compensation Committee may consider changing target executive UPP compensation for 2021 based upon comparable pay for similar jobs at identified peer and other companies and for any executives who change responsibilities or positions during 2021.

After the end of 2021, in connection with the determination of the amount of the total UPP award pool available to the executive officers, the Chief Executive Officer will assess the other executives' individual performance against pre-established goals and expectations and recommend to the Compensation Committee the amounts of the individual payouts from the portion of the total UPP award pool allocated to the executive officers. Based on the Chief Executive Officer's assessment, the Compensation Committee will determine the UPP payouts to the executive officers for 2021 in early 2022. The Compensation Committee will review the CEO's performance against his individual financial, organizational, and strategic objectives and determine his payout for 2021 in early 2022. The UPP payouts, if any, to the CEO and other executive officers for 2021 will be disclosed in the Company's Proxy Statement for its 2022 Annual Meeting of Stockholders.

2020 Unit Performance Plan – Possible COVID-19-Related Adjustments to Calculated Payout Pool

As previously reported and as described above, the UPP includes Committee discretion to adjust the calculated total payout pool to reflect overall business and financial conditions and corporate performance. The target 2020 adjusted EBIT and free cash flow under the annual business plan as approved by the Board of Directors in February 2020 (on which the 2020 UPP initial corporate performance targets were based) did not include the possible impact of the then-recent coronavirus outbreak and was subject to further review and revision to take into account changes in business and financial conditions resulting from the coronavirus pandemic. As previously reported, because of increasing uncertainty of the negative impact of the COVID-19 coronavirus pandemic, in its first quarter 2020 financial results disclosures the Company withdrew its previous publicly disclosed 2020 earnings and cash flow forecasts and underlying assumptions and expectations and indicated that management’s focus had shifted to cash flow, liquidity, and cost management.

In its determination of the 2020 UPP cash payout pool amount in early 2021, the Committee will consider corporate and senior management performance against the Company’s changed corporate objectives, operating strategy and tactics in response to market volatility and changed business and market conditions resulting from the COVID-19 coronavirus pandemic. The Committee's bases for its determination of the amount of the 2020 UPP payout pool, and for the individual payouts to the CEO and other executive officers based on each of their performance against individual financial, organizational, and strategic objectives, will be disclosed in the Company's Proxy Statement for its 2021 Annual Meeting of Stockholders.

Item 9.01 (d)    Exhibits

The following exhibits are filed pursuant to Item 9.01(d):

104        Cover Page Interactive Data File

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Eastman Chemical Company
By:	/s/ Brian L. Henry
Brian L. Henry
Senior Securities-Governance Counsel and Assistant Secretary
Date: December 8, 2020